FORM OF INVESTMENT ADVISORY AGREEMENT

         INVESTMENT ADVISORY AGREEMENT made as of ___________, 2002 between TORREY INTERNATIONAL STRATEGY PARTNERS, LLC, a Delaware limited liability company (the "Fund"), and TORREY ASSOCIATES LLC (the "Advisor"), a Delaware limited liability company registered as an investment advisor under the Investment Advisers Act of 1940, as amended.

         WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company and desires to retain the Advisor as investment advisor to furnish certain investment advisory and portfolio management services to the Fund, and the Advisor is willing to furnish these services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The Fund hereby appoints the Advisor as investment advisor of the Fund for the period and on the terms set forth in this Agreement. The Advisor accepts this appointment and agrees to render the services herein set forth, for the compensation herein described.

         2. Duties as Investment Advisor.

         (a) Subject to the supervision of the Fund's Board of Managers (the "Board"), the Advisor will have full discretion and authority (i) to manage the assets and liabilities of the Fund and (ii) to manage the day-to-day business and affairs of the Fund. In furtherance of and subject to the foregoing, the Advisor will have full power and authority on behalf of the Fund, among other matters:

               (1) to purchase, sell, exchange, trade and otherwise deal in and with securities and other property of the Fund and to loan securities of the Fund;

               (2) to do any and all acts and exercise all rights with respect to the Fund's interest in any person, firm, corporation, partnership or other entity, including, without limitation, voting interests of the Portfolio Funds (as defined in the Fund's Private Placement Memorandum (the "Memorandum"));

               (3)  to  enter  into   agreements   with  the   Portfolio   Funds
                    irrevocably to forego the Fund's right to vote its interests or shares of the Portfolio Funds;

               (4) to enter into agreements with the Portfolio Funds that provide for, among other things, the indemnification by the Fund of the Portfolio Funds and the Portfolio Managers (as defined in the Memorandum) to the same or different extent as provided for in respect of the Advisor, and to terminate such agreements;

               (5) to open, maintain and close accounts with brokers and dealers, to make all decisions relating to the manner, method and timing of securities and other investment transactions, to select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Fund on such terms as the Advisor considers appropriate, and to grant limited discretionary authorization to such persons with respect to price, time and other terms of investment and trading transactions, subject to Paragraph 2(b) hereof;

               (6) to borrow from banks or other financial institutions and to pledge Fund assets as collateral therefor, to trade on margin, to exercise or refrain from exercising all rights regarding the Fund's investments, and to instruct custodians regarding the settlement of transactions, the disbursement of payments to the Fund's investors (the "Members") with respect to repurchases of interests in the Fund ("Interests") and the payment of Fund expenses, including those relating to the organization and registration of the Fund;

               (7) to call and conduct meetings of Members at the Fund's principal office or elsewhere as it may determine and to assist the Board in calling and conducting meetings of the Board;

               (8) to engage and terminate such attorneys, accountants and other professional advisors and consultants as the Advisor may deem necessary or advisable in connection with the affairs of the Fund or as may be directed by the Board;

               (9) to engage and terminate the services of persons other than the Sub-Advisors (as defined in the Memorandum)(the engagement of which shall be subject to Paragraph 2(a)(13) hereof) to assist the Advisor in providing, or to provide under the Advisor's control and supervision, advice and management to the Fund at the expense of the Advisor and to terminate such services;

               (10) as directed by the Board,  to commence,  defend and conclude any action, suit, investigation or other proceeding that pertains to the Fund or any assets of the Fund;

               (11) if directed by the Board, to arrange for the purchase of (A)
                    one or more "key man" insurance policies on the life of any principal of a member of the Advisor, the benefits of which are payable to the Fund, or (B) any insurance covering the potential liabilities of the Fund or relating to the performance of the Board or the Advisor, or any of their principals, directors, officers, members, employees and agents;

               (12) to execute,  deliver and perform such contracts,  agreements and other undertakings, and to engage in such activities and transactions as are, in the opinion of the Advisor, necessary and appropriate for the conduct of the business of the Fund without the act, vote or approval of any other Members or person; and

               (13) (A) to direct the  formulation  of  investment  policies and strategies for the Fund using a multi-asset and multi-manager strategy whereby some or all of the Fund's assets may be committed from time to time by the Advisor to the discretionary management of one or more Sub-Advisors, the selection of which shall be subject to the approval of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from the provisions of the 1940 Act requiring such approval, (B) to enter into agreements with the Sub-Advisors that provide for, among other things, the indemnification by the Fund of the Sub-Advisors to the same or different extent as provided for in respect of the Advisor, and to terminate such agreements, (C) to authorize the payment of fees and allocations of profits to Sub-Advisors pursuant to their respective governing documents and any rebates or reductions of such fees or allocations which shall be for the benefit of the Fund and (D) to identify appropriate Sub-Advisors, assess the most appropriate investment vehicles (limited partnerships, limited liability companies, separate managed accounts or other investment vehicles (pooled or otherwise)) that invest or trade in securities, and determine the assets to be committed to each Sub-Advisor and invested through the Sub-Advisor, which investments shall be subject in each case to the terms and conditions of the respective governing documents used by the Sub-Advisor.

         (b) The Advisor, in its discretion, may, directly or indirectly (through investment in Portfolio Funds or with Sub-Advisors), use brokers who provide the Fund (or Portfolio Funds or Sub-Advisors) with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Fund (or Portfolio Funds), and the Fund (or Portfolio Funds or Sub-Advisors) may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Advisor's (or Portfolio Manager's or Sub-Advisor's) good faith determination that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Advisor (or Sub-Advisor) to the Fund (or of the Portfolio Manager to the Portfolio Fund) and its other clients and that the total commissions paid by the Fund (or Portfolio Funds) will be reasonable in relation to the benefits to the Fund (or Portfolio Funds or Sub-Advisors) over the long term. Whenever the Advisor, a Sub-Advisor or a Portfolio Manager simultaneously places orders to purchase or sell the same security on behalf of the Fund (or Portfolio Fund) and one or more other accounts advised by the Advisor, Sub-Advisor or Portfolio Manager, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Fund recognizes that in some cases this procedure may adversely affect the results obtained for the Fund.

         3. Services Not Exclusive. The services furnished by the Advisor hereunder are not to be deemed exclusive and the Advisor shall be free to furnish similar services to others. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Advisor or its affiliates, who also may be a Director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

         4. Expenses.

         (a) During the term of this Agreement, the Fund will bear all expenses incurred in the business of the Fund, other than those not specifically assumed by the Advisor and other service providers pursuant to their agreements with the Fund. Expenses to be borne by the Fund will include, but are not limited to, the following:

               (1) all costs and expenses directly related to portfolio transactions and positions for the Fund's account, including, but not limited to, brokerage commissions, research fees (including research related travel), interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold short but not yet purchased, custodial fees, shareholder servicing fees, margin fees, transfer taxes and premiums and taxes withheld on foreign dividends, and expenses from investments in Portfolio Funds;

               (2) all costs and expenses associated with the organization, operation and registration of the Fund, certain offering costs and the costs of compliance with any applicable Federal or state laws;

               (3) the costs and expenses of holding any meetings of any Members that are regularly scheduled, permitted or required to be held under the terms of the Fund's Limited Liability Company Agreement (the "LLC Agreement"), the 1940 Act or other applicable law;

               (4) the fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Fund;

               (5) the costs of a fidelity bond and any liability or other insurance obtained on behalf of the Fund, the Advisor or its affiliates, or the Board;

               (6) all costs and expenses associated with the organization of the Portfolio Funds managed by Sub-Advisors and with the selection of Portfolio Managers and Portfolio Funds, including due diligence and travel-related expenses;

               (7) all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Members;

               (8) all expenses of computing the Fund's net asset value, including any equipment or services obtained for the purpose of valuing the Fund's investment portfolio, including appraisal and valuation services provided by third parties;

               (9)  all   charges   for   equipment   or   services   used   for
                    communications between the Fund and any custodian, or other agent engaged by the Fund;

               (10) the fees of the Fund's administrator and custodian and other persons providing administrative services to the Fund; and

               (11) such other types of expenses as may be approved from time to time by the Board.

         (b) The payment or assumption by the Advisor of any expenses of the Fund that the Advisor is not required by this Agreement to pay or assume shall not obligate the Advisor to pay or assume the same or any similar expense of the Fund on any subsequent occasion.

         5. Compensation. As full compensation for the services provided to the Fund and the expenses assumed by the Advisor under this Agreement, the Advisor shall receive from the Fund a quarterly management fee (the "Management Fee") at the annual rate of 2.0% of the Fund's net assets. The Management Fee is due and payable quarterly in arrears within 10 business days after the end of the relevant quarter. Net assets means the total value of all assets under management of a Fund, less all accrued debts, liabilities and obligations of that Fund, calculated before giving effect to any repurchases of Interests. The Management Fee is computed based on the net assets of the Fund as of the end of business on the last business day of each quarter. The Management Fee is charged in each fiscal period to the capital accounts of all Members in proportion to their capital accounts at the beginning of such fiscal period.

         6. Limitation of Liability of the Advisor. The Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any Members in connection with the matters to which this Agreement relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, employee, or agent of the Advisor or its affiliates, who may be or become an officer, Director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund, to be rendering such service to or acting solely for the Fund and not as an officer, director, employee, or agent or one under the control or direction of the Advisor even though compensated by it.

         7.       Indemnification.

         (a) The Fund will indemnify the Advisor and its affiliates, and each of their members, directors, officers and employees and any of their affiliated persons, executors, heirs, assigns, successors or other legal representatives (each an "Indemnified Person") against any and all costs, losses, claims, damages or liabilities, joint or several, including, without limitation, reasonable attorneys' fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person's duties in respect of the Fund, except those resulting from the willful malfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person's reckless disregard of such duties and, in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, "disabling conduct"). Indemnification shall be made following:
(i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct or (ii) a reasonable determination, based upon a review of the facts and reached by (A) the vote of a majority of the Board members who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Board in a written advice, that the Indemnified Person is entitled to indemnification hereunder. The Fund shall advance to an Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with defense of any action or proceeding arising out of such performance or non-performance. The Advisor agrees, and each other Indemnified Person will be required to agree as a condition to any such advance, that if one of the foregoing parties receives any such advance, the party will reimburse the Fund for such fees, costs and expenses to the extent that it shall be determined that the party was not entitled to indemnification under this Paragraph 7. The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.

         (b) Notwithstanding any of the foregoing, the provisions of this Paragraph 7 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under Federal securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Paragraph 7 to the fullest extent permitted by law. The provisions of this Paragraph 7 shall survive the termination or cancellation of this Agreement.

         8.  Duration and Termination.

         (a) This Agreement will become effective on the date the Fund commences investment operations, provided that this Agreement will not take effect unless it has first been approved (i) by a vote of a majority of those Board members who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the outstanding voting securities of the Fund.

         (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date the Fund commences investment operations. Thereafter, if not terminated, this Agreement shall continue automatically for successive one-year periods, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those Board members who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

         (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the Fund's outstanding voting securities on 60 days' written notice to the Advisor or by the Advisor at any time, without the payment of any penalty, on 60 days' written notice to the Fund. This Agreement will automatically terminate in the event of its assignment.

         9. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally; however, the provisions of this Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         10. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

         11. Consent to Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against the Fund in the courts of the State of New York, County of New York, or, if the Advisor has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and the Fund hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on the Fund anywhere in the world.

         12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment advisor," "national securities exchange," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.


TORREY INTERNATIONAL STRATEGY PARTNERS, LLC

By:_______________________________________
    Name:
    Title:


TORREY ASSOCIATES, LLC

By:_______________________________________
    Name:
    Title:






80350.0024 #328846